Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Aylwin Lewis, Chief Executive Officer and President of Potbelly Corporation (the “Registrant”), and Michael Coyne, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge on the date hereof:

1.

the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 4, 2015	By:	/s/ Aylwin Lewis
Aylwin Lewis
Chief Executive Officer and President

Date: November 4, 2015	By:	/s/ Michael Coyne
Michael Coyne
Chief Financial Officer

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.